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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington,  D.C.  20549

                                     FORM  8-K/A

                                  CURRENT  REPORT
                      PURSUANT  TO  SECTION  13  OR  15(d)  OF  THE
                         SECURITIES  EXCHANGE  ACT  OF  1934


        Date  of  Report  (Date  of  earliest event reported):  October 17, 2002

                            RX  TECHNOLOGY  HOLDINGS,  INC.
             (Exact  name  of  registrant  as  specified  in  its  charter)


          Nevada                       33-35508                82-0498177
(State  or  Other  Jurisdiction (Commission  File Number)    (I.R.S. Employer
     of  Incorporation)                                    Identification  No.)

                                2264  Seventh  Street
                            Mandeville,  Louisiana  70471

            (Address  of  principal  executive  offices  including  zip  code)

                                   (504)  727-9412

                (Registrant's  telephone  number,  including  area  code)


FORWARD-LOOKING  STATEMENTS

        This report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933 or Section 21E of the Securities Act of 1934, as amended, including statements regarding the anticipated filing of future periodic reports by the Company. Such forward-looking statements are based on assumptions, which the Company believes are reasonable but are, by their nature, inherently uncertain. In all cases, results could differ materially from those projected. Some of the important factors that could cause actual results to differ from any such forward-looking statements, including the timing of the formal completion or closing of the Company's sale of substantially all of its business assets as detailed below, and in other reports that hereafter may be filed by the Company under the Securities Exchange Act of 1934.


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ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS.

     On October 2, 2002, the Registrant reported the terms and conditions of the asset purchase and sale of its digital imaging business and equipment to Gravitas Communications, Inc., a Nevada corporation. Since the filing, it has come to the attention of the Registrant that the agreement was in fact not with Gravitas Digital Communications, Inc., but with the primary licensee of Gravitas by the name of Snap-email Inc.

     Further information obtained by the Registrant has revealed that the entity that purchased the assets of the Registrant was Snap-Email International, Inc., now known as RX Imaging, Inc., a primary licensee to Gravitas International, Inc. The Registrant has been informed that RX Imaging, Inc. is not an affiliate of Gravitas International, Inc.

     The Registrant does hereby file this amendment to the October 2, 2002 Form 8-K filed by the Registrant for the purpose of clarifying and correcting the initial filing and substituting RX Imaging, Inc., formerly known as Snap-Email International, Inc. for Gravitas Communications, Inc. as previously reported.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        RX  TECHNOLOGY  HOLDINGS,  INC.
                                        (Registrant)

Dated   October  22,  2002              By:  /s/  D.  Rex  Gay
                                        ----------
                                        D.  Rex  Gay
                                        President  and  Chief  Executive Officer






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